August 2026

Preliminary Pricing Supplement No. 18,308

 Registration Statement Nos. 333-293641; 333-293641-01

Dated August 267, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an equally weighted basket composed of the State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF (50.00% weighting) and the State Street® Technology Select Sector SPDR® ETF (50.00% weighting) (each referred to as a “basket component”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, provide for a payment at maturity that may be significantly less than the face amount and have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document. At maturity:

￭If the level of the basket has increased, investors will receive the face amount plus a positive return equal to 100% of the percentage increase in the level of the basket from the starting level, subject to a maximum return at maturity of at least 14.15% (to be determined on the pricing date) of the face amount. As a result of the maximum return, the maximum maturity payment amount will be at least $1,141.50 per security.

￭If the level of the basket has decreased, but the decrease is not more than the buffer amount of 15%, investors will receive the face amount.

￭If the level of the basket decreases by more than the buffer amount of 15%, investors will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the basket from the starting level in excess of the buffer amount of 15%.

￭Investors may lose up to 85% of the face amount of the securities.

￭The securities are for investors who seek an equity-based return and who are willing to risk their investment and forgo current income and upside above the maximum return in exchange for the participation rate and buffer features that in each case apply to a limited range of performance of the basket.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the basket components.

The current estimated value of the securities is approximately $954.20 per security, or within $25.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026  Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 6, 2027†, subject to postponement if the calculation day is postponed*
Market measure:

An equally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”) (50.00% weighting) and the State Street® Technology Select Sector SPDR® ETF (the “XLK Shares”) (50.00% weighting) (each referred to as a “basket component” and collectively as the “basket components”). We sometimes refer to the basket components herein individually as a “basket fund” or collectively as the “basket funds.”

Basket fund underlying index:	With respect to the XOP Shares, the S&P® Oil & Gas Exploration & Production Select Industry Index® With respect to the XLK Shares, the S&P® Technology Select Sector Index
Fund underlying index sponsor:	With respect to each of the XOP Shares and the XLK Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Maturity payment amount:

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

●If the ending level is greater than the starting level:

$1,000 plus the lesser of

(i)[$1,000 × basket return × participation rate], and

(ii)the maximum return

●If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level:

$1,000

●If the ending level is less than the threshold level:

$1,000 plus [$1,000 × (basket return + buffer amount)]

If the ending level is less than the threshold level, you will receive less, and up to 85% less, than the face amount of your securities at maturity.

Basket return:	ending level – starting level starting level
Participation rate:	100%
Starting level:	100.00
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50.00% of the component return of the State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF and (B) 50.00% of the component return of the State Street® Technology Select Sector SPDR® ETF.

Component return:	The “component return” of a basket component will be equal to: final fund price – initial fund price initial fund price
Fund closing price:

For each basket component, fund closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Initial fund price:	With respect to the XOP Shares: , its fund closing price on the pricing date With respect to the XLK Shares: , its fund closing price on the pricing date
Final fund price:	With respect to each basket component, its fund closing price on the calculation day multiplied by the adjustment factor on such day
Calculation day:	December 1, 2027**†
Threshold level:	85.00, which is equal to 85% of the starting level
Buffer amount:	15%

August 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Maximum return:

The “maximum return” will be determined on the pricing date and will be at least 14.15% of the face amount per security (at least $141.50 per security). As a result of the maximum return, the maximum maturity payment amount will be at least $1,141.50 per security.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	August 31, 2026†
Original issue date:	September 3, 2026† (3 business days after the pricing date)
Adjustment factor:	The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting each basket fund
CUSIP / ISIN:	61781D6G8 / US61781D6G85
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

August 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $954.20, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the maximum return, the participation rate and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Two ETFs due December 6, 2027 (the “securities”) can be used:

￭as an alternative to direct exposure to the Basket that provides returns based on the performance of the Basket, subject to the maximum return;

￭to achieve similar levels of upside exposure to the basket components as a direct investment, subject to the maximum return; and

￭to obtain a buffer against a specified level of negative performance in the Basket.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭are unwilling to accept the risk that the ending level of the Basket may decrease by more than the buffer amount of 15% from the starting level, resulting in a loss of some or a significant portion of the initial investment;

￭seek uncapped exposure to the upside performance of the Basket;

￭seek full return of the face amount of the securities at maturity;

￭seek current income from their investments;

￭seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at maturity for the securities;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

August 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Determining Payment at Maturity

At maturity, the maturity payment amount per $1,000 face amount of securities will be determined as follows:

August 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

How the Securities Work

Payoff Diagram

The payoff diagram below illustrates the maturity payment amount on the securities based on the following terms:

Face amount:	$1,000 per security
Participation rate:	100%
Threshold level:	85% of the starting level
Hypothetical maximum return:	14.15% of the face amount ($141.50 per security). The actual maximum return will be determined on the pricing date.

Securities Payoff Diagram

August 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Scenario Analysis and Examples of Maturity Payment Amount at Maturity

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the starting level. We cannot predict the ending level on the calculation day. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the basket components. The numbers appearing in the examples below may have been rounded for ease of analysis. Notwithstanding anything to the contrary in the accompanying product supplement for principal at risk securities, the amount you will receive per $1,000 face amount of securities at maturity will be the maturity payment amount, defined and calculated as provided in this document. The following scenario analysis and examples illustrate the payment at maturity on a hypothetical offering of the securities, based on the following terms*:

Investment term:	Approximately 1.25 years
Starting level:	100.00
Threshold level:	85.00 (85% of the starting level)
Hypothetical initial fund price:	With respect to the XOP Shares, $100.00
With respect to the XLK Shares, $100.00
Participation rate:	100%
Hypothetical maximum return:	14.15% of the face amount ($141.50 per security)

*The hypothetical initial fund price for each basket component has been chosen for illustrative purposes only and does not represent the actual initial fund price of any basket component. The actual initial fund price for each basket component and maximum return will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein.

Example 1 — The level of the Basket increases from a starting level of 100.00 to an ending level of 112.50.

Hypothetical final fund price:	XOP Shares: $110 XLK Shares: $115
Hypothetical component return:	XOP Shares: ($110 – $100) / $100 = 10% XLK Shares: ($115 – $100) / $100 = 15%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (10.00% × 50.00%) + (15.00% × 50.00%)] = 112.50

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 12.50% × 100% = $125, and

(ii)the maximum return of $141.50

On the maturity date, you would receive the maturity payment amount equal to $1,125 per $1,000 face amount of securities, resulting in a total return on the securities of 12.50%.

Example 2 — The level of the Basket increases from a starting level of 100.00 to an ending level of 150.00.

Hypothetical final fund price:	XOP Shares: $160 XLK Shares: $140
Hypothetical component return:	XOP Shares: ($160 – $100) / $100 = 60% XLK Shares: ($140 – $100) / $100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (60.00% × 50.00%) + (40.00% × 50.00%)] = 150.00

August 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Because the hypothetical ending level is greater than the starting level, the maturity payment amount would equal $1,000 plus a positive return equal to the lesser of:

(i)$1,000 × basket return × participation rate
$1,000 × 50% × 100% = $500, and

(ii)the maximum return of $141.50

On the maturity date, you would receive the maturity payment amount equal to $1,141.50 per $1,000 face amount of securities (which is the maximum maturity payment amount), resulting in a total return on the securities of 14.15%. The appreciation potential of the securities is limited by the hypothetical maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because the maturity payment amount will be limited to 114.15% of the face amount for the securities (assuming a maximum return of $141.50 per security), any increase in the ending level over the starting level by more than 14.15% of the starting level will not further increase the return on the securities.

Example 3 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 90.00.

Hypothetical final fund price:	XOP Shares: $85 XLK Shares: $95
Hypothetical component return:	XOP Shares: ($85 – $100) / $100 = -15% XLK Shares: ($95 – $100) / $100 = -5%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-15.00% × 50.00%) + (-5.00% × 50.00%)] = 90.00

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, the maturity payment amount would equal:

$1,000

Because the hypothetical ending level is less than or equal to the starting level but greater than or equal to the threshold level, you would receive the maturity payment amount equal to $1,000 per $1,000 face amount of securities, resulting in a total return on the securities of 0%.

Example 4 — The level of the Basket decreases from a starting level of 100.00 to an ending level of 45.00.

Hypothetical final fund price:	XOP Shares: $50 XLK Shares: $40
Hypothetical component return:	XOP Shares: ($50 – $100) / $100 = -50% XLK Shares: ($40 – $100) / $100 = -60%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-50.00% × 50.00%) + (-60.00% × 50.00%)] = 45.00

Because the hypothetical ending level is less than the starting level by more than the buffer amount of 15%, you would lose a significant portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (basket return + buffer amount)]

$1,000 + [$1,000 × (-55.00% + 15%)] = $600

Because the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 15%. Therefore, the maturity payment amount is equal to $600 per $1,000 face amount of securities, resulting in a total loss on the securities of 40%.

If the ending level is less than the threshold level on the calculation day, the securities will be exposed on a 1-to-1 basis to any decline in the level of the basket in excess of the buffer amount of 15%. You may lose up to 85% of the face amount of your securities at maturity.

August 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Scenario Analysis – Hypothetical Maturity Payment Amount for each $1,000 Face Amount of Securities.

Performance of the Basket*	Performance of the Securities(1)
Ending Level	Percentage Change from the Starting Level to the Ending Level	Maturity Payment Amount	Return on Securities(2)
200.00	100.00%	$1,141.50	14.15%
190.00	90.00%	$1,141.50	14.15%
180.00	80.00%	$1,141.50	14.15%
170.00	70.00%	$1,141.50	14.15%
160.00	60.00%	$1,141.50	14.15%
150.00	50.00%	$1,141.50	14.15%
140.00	40.00%	$1,141.50	14.15%
130.00	30.00%	$1,141.50	14.15%
120.00	20.00%	$1,141.50	14.15%
114.15	14.15%	$1,141.50	14.15%
110.00	10.00%	$1,100.00	10.00%
105.00	5.00%	$1,050.00	5.00%
100.00(3)	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
40.00	-60.00%	$550.00	-45.00%
30.00	-70.00%	$450.00	-55.00%
20.00	-80.00%	$350.00	-65.00%
10.00	-90.00%	$250.00	-75.00%
0.00	-100.00%	$150.00	-85.00%

*The Basket excludes cash dividend payments on stocks included in the basket components.

(1)Assumes a maximum return of 14.15% of the face amount ($141.50 per security).

(2)The “Return on Securities” is the number, expressed as a percentage, which results from comparing the maturity payment amount per $1,000 face amount of securities to the purchase price of $1,000 per security.

(3)The starting level

August 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest, and you will receive less, and up to 85% less, than the face amount of your securities at maturity if the ending level is less than the threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or repay a fixed amount of the face amount of the securities. If the ending level is less than the threshold level, which is 85% of the starting level, you will receive less, and up to 85% less, than the face amount of your securities at maturity. Investors may lose some or a significant portion of their investment in the securities.

￭The appreciation potential of the securities is limited by the maximum return. The appreciation potential of the securities is limited by the maximum return. Although the participation rate provides 100% exposure to any increase in the ending level over the starting level, because any positive return on the securities will be limited to the maximum return of at least approximately 14.15% of the face amount for the securities, any increase in the ending level over the starting level by more than at least approximately 14.15% of the starting level, depending on the actual maximum return, will not further increase the return on the securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. or any other dealer may be willing to purchase or sell the securities in the secondary market, including the trading price and volatility (frequency and magnitude of changes in price) and dividend yield of the basket components, interest and yield rates in the market, the time remaining until the securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the ending level, the occurrence of certain events affecting the basket funds that may or may not require an adjustment to the adjustment factor, and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” and “State Street® Technology Select Sector SPDR® ETF Overview” below. You may receive less, and up to 85% less, than the face amount per security if you try to sell your securities prior to maturity.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the value of the Basket at any time other than the calculation day. The ending level will be based on the level of the Basket on the calculation day, subject to postponement for non-trading days and certain market disruption events. Even if the level of the Basket increases prior to the calculation day but then decreases by the calculation day, the maturity payment amount will be less, and may be significantly less, than it would have been had the maturity payment amount been linked to the level of the Basket prior to such decrease. Although the actual level of the Basket on the maturity date or at other times during the term of the securities may be higher than the ending level, the maturity payment amount will be based solely on the level of the Basket on the calculation day.

August 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial fund prices, the starting level, the threshold level and the ending level and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

August 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket funds or the fund underlying indices), including trading in the basket funds or the fund underlying indices as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the basket funds or the fund underlying indices and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket levels, and, therefore, could increase the prices at or above which the basket components must close on the calculation day so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the calculation day, could adversely affect the final fund prices, and therefore, the ending level, and, accordingly, the amount of cash an investor will receive at maturity.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket

￭Changes in the prices of the basket components may offset each other. Price movements in the basket components may not correlate with each other. At a time when the prices of one or more basket components increase, the prices of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the calculation day, increases in the prices of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the prices of other basket components.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production sector. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

August 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

oworldwide and domestic supplies of, and demand for, crude oil and natural gas;

othe cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

oconsumer confidence;

ochanges in weather patterns and climatic changes;

othe ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

othe worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

othe price and availability of alternative and competing fuels;

odomestic and foreign governmental regulations and taxes;

oemployment levels and job growth; and

ogeneral economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index to decline during the term of the securities.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the technology sector. The stocks included in the Technology Select Sector Index and that are generally tracked by the XLK Shares are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the XLK Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the XLK Shares and, therefore, on the value of the securities.

￭Adjustments to the basket funds or to the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each basket fund (SSGA Funds Management, Inc.), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the component securities of a basket fund. Any of these actions could adversely affect the price of such basket fund and, consequently, the value of the securities. In addition, the fund underlying index sponsor of each basket fund is responsible for calculating and maintaining each fund underlying index. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such basket fund underlying index or make other methodological changes that could change the value of such basket fund. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such basket fund underlying index at any time. If this discontinuance or suspension occurs following the termination of a basket fund, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the value of the securities.

August 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

￭The performance and market price of a basket fund, particularly during periods of market volatility, may not correlate with the performance of the respective fund underlying index, the performance of the component stocks of the respective fund underlying index or the net asset value per share of such basket fund. Each basket fund does not fully replicate the respective fund underlying index, and may hold securities that are different than those included in the respective fund underlying index. In addition, the performance of a basket fund will reflect additional transaction costs and fees that are not included in the calculation of the respective fund underlying index. All of these factors may lead to a lack of correlation between the performance of a basket fund and the respective fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the shares of a basket fund may impact the variance between the performance of such basket fund and the respective fund underlying index. Finally, because the shares of the basket funds are traded on an exchange and are subject to market supply and investor demand, the market price of one share of a basket fund may differ from the net asset value per share of such basket fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting a basket fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such basket fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such basket fund, and their ability to create and redeem shares of such basket fund may be disrupted. Under these circumstances, the market price of shares of such basket fund may vary substantially from the net asset value per share of such basket fund or the level of the respective fund underlying index.

For all of the foregoing reasons, the performance of a fund may not correlate with the performance of the respective fund underlying index, the performance of the component stocks of such basket fund underlying index or the net asset value per share of such basket fund. Any of these events could materially and adversely affect the prices of the shares of a basket fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to a basket fund on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of such basket fund on the calculation day, even if any of the shares of such basket fund is underperforming the respective fund underlying index or the component stocks of the respective fund underlying index and/or trading below the net asset value per share of such basket fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the basket funds. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the basket funds. However, the calculation agent will not make an adjustment for every event that could affect the basket funds. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical prices of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the price of the basket components at any time, including on the calculation day, because historical prices of the basket components do not provide an indication of future performance of the basket components.

August 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Basket Overview

The Basket will represent a portfolio of the following two basket components, with the return of each basket component having the weighting noted parenthetically: the State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF (50.00%) and the State Street® Technology Select Sector SPDR® ETF (50.00%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” and “State Street® Technology Select Sector SPDR® ETF Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2021 to August 25, 2026, assuming that the Basket was constructed on January 1, 2021 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Closing Prices January 1, 2021 to August 25, 2026

August 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. Effective December 1, 2025, the Fund changed its name from SPDR® S&P® Oil & Gas Exploration & Production ETF to State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF. The State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (the “SPDR Trust”), a registered investment company that consists of numerous separate investment portfolios, including State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Commission by the SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLK Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XOP Shares for the period from January 1, 2021 through August 25, 2026. The closing price of the XOP Shares on August 25, 2026 was $182.73. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XOP Shares have at times experienced periods of high volatility. You should not take the historical prices of the XOP Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XOP Shares at any time, including on the calculation day.

Shares of the State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF Daily Closing Prices January 1, 2021 to August 25, 2026

This document relates only to the securities offered hereby and does not relate to the XOP Shares. We have derived all disclosures contained in this document regarding the SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

August 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR Trust. S&P®, S&P® Global Inc. and the SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

August 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

State Street® Technology Select Sector SPDR® ETF Overview

The State Street® Technology Select Sector SPDR® ETF is an exchange-traded fund managed by the Trust, which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Technology Select Sector SPDR® ETF. The State Street® Technology Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Technology Select Sector Index. Effective December 1, 2025, the underlier changed its name from Technology Select Sector SPDR® Fund to State Street® Technology Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Technology Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLK Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLK Shares for the period from January 1, 2021 through August 25, 2026. The closing price of the XLK Shares on August 25, 2026 was $181.74. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLK Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLK Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Shares at any time, including on the calculation day.

State Street® Technology Select Sector SPDR® ETF Daily Closing Prices January 1, 2021 to August 25, 2026

This document relates only to the securities offered hereby and does not relate to the XLK Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLK Shares (and therefore the price of the XLK Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

August 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the XLK Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLK Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLK Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Technology Select Sector Index. The Technology Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the technology sector of the S&P 500® Index. The Technology Select Sector Index includes component stocks in industries such as technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments. For more information, see “S&P® Select Sector Indices—Technology Select Sector Index” in the accompanying index supplement.

August 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

August 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities — Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two ETFs due December 6, 2027

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the maximum return, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for principal at risk securities.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

August 2026 Page 22